UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2025

Verve Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40489	82-4800132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Avenue, Suite 601
Boston, Massachusetts	02215
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 603-0070

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VERV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 16, 2025, Verve Therapeutics, Inc., a Delaware corporation (“Verve” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Eli Lilly and Company, an Indiana corporation (“Parent”), and Parent’s indirect wholly owned subsidiary, Ridgeway Acquisition Corporation, a Delaware corporation (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company in exchange for (i) $10.50 per Share, net to the stockholder in cash, without interest (the “Closing Amount”) and less any applicable tax withholding, plus (ii) one non-tradable contingent value right (each, a “CVR”), which represents the contractual right to receive a contingent payment of up to $3.00 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of a certain specified milestone in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent selected by Parent and reasonably acceptable to the Company (the Closing Amount plus one CVR, collectively, the “Offer Price”).

Following the consummation of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will merge with and into the Company as provided in the Merger Agreement (the “Merger”), with the Company being the surviving corporation. The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), which permits completion of the Merger without a stockholder vote promptly following consummation of the Offer. At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company or owned by the Company, (ii) Shares owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser or (iii) Shares held by stockholders who are entitled to demand and properly exercised and perfected their respective demands for appraisal for such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”)) will be automatically cancelled and converted into the right to receive the Offer Price from Purchaser (the “Merger Consideration”).

The obligation of Parent and Purchaser to consummate the Offer is subject to the condition that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, together with the number of Shares, if any, then owned beneficially by Parent and Purchaser (together with their wholly owned subsidiaries) represents a majority of the Shares outstanding as of the consummation of the Offer (the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to other customary conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the absence of governmental injunctions or other legal restraints prohibiting the Merger. In addition, the obligation of Purchaser to consummate the Offer is conditioned upon, among other things, the accuracy of the representations and warranties of the Company (subject to certain materiality exceptions), and material compliance by the Company with its covenants under the Merger Agreement. Consummation of the Merger and the Offer is not subject to a financing condition.

The Merger Agreement provides for the following treatment of the Company’s equity awards:

•

at the Effective Time, each option to purchase Shares granted under a Company equity incentive plan, program or arrangement under which equity awards are outstanding (excluding, for the avoidance of doubt, the Verve Therapeutics, Inc. Amended and Restated 2021 Employee Stock Purchase Plan) (each, a “Company Stock Option”) having an exercise price less than the Closing Amount (each such option, a “Company Cash-Out Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company Cash-Out Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Closing Amount over the applicable exercise price per Share under such Company Cash-Out Stock Option and (ii) one CVR for each Share subject to such Company Cash-Out Stock Option immediately prior to the Effective Time (without regard to vesting);

•

at the Effective Time, each Company Stock Option having an exercise price that is equal to or greater than the Closing Amount and less than the sum of the Closing Amount and the Milestone Payment (as defined below) (each such option, a “Closing Date Contingent Option”) that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (i) the total number of Shares subject to such Closing Date Contingent Option immediately prior to the Effective Time multiplied by (ii) the cash payment a holder of one CVR would receive, as and when such payment is made to the holders of CVRs, provided that each such Closing Date Contingent Option will only receive the excess of the sum of (x) the Closing Amount plus (y) the Milestone Payment over the applicable exercise price of such Closing Date Contingent Option;

•

at the Effective Time, each Company Stock Option having an exercise price equal to or greater than the sum of the Closing Amount and the Milestone Payment that is outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled for no consideration; and

•

at the Effective Time, each restricted stock unit granted under an equity incentive plan, program or arrangement (“Company RSU”) that is outstanding and unvested will become immediately vested in full, and at the Effective Time, each Company RSU will be cancelled and converted into the right to receive (i) an amount in cash, without interest and less any applicable tax withholdings, equal to the product of (x) the total number of Shares subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Closing Amount and (ii) one CVR for each share of Company Common Stock subject to such Company RSU immediately prior to the Effective Time (without regard to vesting).

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser. The Company has agreed, among other things, to use commercially reasonable efforts to operate its business in the ordinary course until the earlier of the time at which Purchaser irrevocably accepts for purchase all Shares validly tendered (and not validly withdrawn) pursuant to the Offer (the “Acceptance Time”) or the date the Merger Agreement is terminated, and not to engage in specified types of transactions during such period. The Company has also agreed to customary non-solicitation restrictions, including not to initiate, solicit, encourage or facilitate discussions with third parties regarding other proposals for alternative business combination transactions involving the Company or change the recommendation of the Company’s board of directors (the “Company Board”) to the Company’s stockholders regarding the Offer, in each case, except as otherwise permitted by the Merger Agreement, including to enter into an alternative transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) in compliance with the Company Board’s fiduciary duties under applicable law and subject to payment of a termination fee. Parent, Purchaser and the Company have agreed to use reasonable best efforts to take actions that may be required in order to obtain antitrust approval of the proposed transaction, subject to certain limitations.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, including, among others, the right of both parties to terminate for failure to consummate the Offer on or before October 14, 2025, which date shall be extended to January 12, 2026 if the closing condition regarding the expiration of the waiting period (and any extension thereof) under the HSR Act remains unsatisfied. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee of $39,687,137 (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal or the Company Board’s change of recommendation in favor of the Offer). The parties to the Merger Agreement are also entitled to specifically enforce the terms and provisions of the Merger Agreement.

The Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, the Company and its stockholders, (ii) duly authorized and approved the execution and delivery of the Merger Agreement, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iii) resolved that the Merger Agreement and the transactions contemplated thereby will be governed by and effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Purchaser and Parent and are subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties. Moreover, some of those representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Tender and Support Agreements

On June 16, 2025, in connection with the execution and delivery of the Merger Agreement, entities affiliated with GV, a venture capital firm, Sekar Kathiresan (Founder and Chief Executive Officer of the Company), and Andrew D. Ashe (President, Chief Operating Officer and General Counsel of the Company) (collectively, the “Support Stockholders”), solely in their respective capacities as stockholders of the Company, each entered into a tender and support agreement (collectively, the “Tender and Support Agreements”) with the Company, pursuant to which each Support Stockholder agreed, among other things, (i) to tender all of the Shares held by such Support Stockholder (the “Subject Shares”) in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement), (ii) to vote against other proposals to acquire the Company and (iii) to certain other restrictions on its ability to take actions with respect to the Company and its Shares. The Support Stockholders collectively beneficially own approximately 17.8% of the outstanding Shares as of June 13, 2025.

The Tender and Support Agreements have been included to provide information regarding their terms. They are not intended to modify or supplement any factual disclosures about the applicable Support Stockholder or the Company in any public reports filed with the SEC by the Company.

The foregoing description of the Tender and Support Agreements is qualified in all respects by reference to the full copies of the Tender and Support Agreements, which are attached as Exhibits 2.2, 2.3 and 2.4 hereto and incorporated by reference herein.

Contingent Value Rights Agreement

At or prior to the Acceptance Time, Purchaser, Parent, Computershare Inc., a Delaware Corporation (“Computershare”), and its affiliate, and Computershare Trust Company, N.A., a federally chartered trust company (“Computershare Trust” and, together with Computershare, the “Rights Agent”) will enter into the CVR Agreement. Each holder of Shares (other than (i) Shares held in the treasury of the Company or owned by the Company, (ii) Shares owned by Parent, Purchaser or any direct or indirect wholly owned subsidiary of Parent or Purchaser or (iii) Dissenting Shares), including holders of Company RSUs, Company Cash-Out Stock Options and Closing Date Contingent Options, will be entitled to one CVR for each Share outstanding (i) that Purchaser accepts for payment from such holder pursuant to the Offer or (ii) owned by or issued to such holder as of immediately prior to the Effective Time and converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. Each holder of a Company Cash-Out Stock Option, whether or not vested, will be entitled to one CVR for each Share subject to such Company Cash-Out Stock Option. Each holder of a Closing Date Contingent Option, whether or not vested, will be entitled to, if and when the CVR is paid, the excess, if any, of the Offer Price over the exercise price of the applicable Company Option. The CVRs are contractual rights only and not transferable except under certain limited circumstances, will not be certificated or evidenced by any instrument and will not be registered with the SEC or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Purchaser or Company or any of their affiliates.

Each CVR represents a non-tradable contractual contingent right to receive $3.00 per CVR in cash, without interest and less any applicable tax withholding (the “Milestone Payment”) payable upon the occurrence of the dosing of the first human subject in the U.S. in a Phase 3 Clinical Trial for VERVE-102 targeting atherosclerotic cardiovascular disease (the “Milestone”) prior to both (i) 12:00 a.m. ET on the date that is the tenth anniversary of the Closing Date (as defined in the Merger Agreement) and (ii) the termination of the CVR Agreement. The CVR could include an offset of up to $0.50 for payments made, or to be made, by Purchaser (or its controlled affiliates) for it (or its controlled affiliates) to obtain an exclusive license or retain sole ownership under certain relevant patents due to a final determination.

Any potential payout of the CVR is subject to various risks and uncertainties related to the development of VERVE-102, U.S. Food and Drug Administration clearances and third-party patent claims as more fully described in the Company’s periodic reports filed with the SEC. The Company is not currently aware of any third-party patent claims related to VERVE-102 that the Company believes would materially impact the payout of the CVR.

There can be no assurance that the Milestone will be achieved prior to its expiration or termination of the CVR Agreement, or that payment will be required of Parent with respect to the Milestone.

The foregoing description of the CVR Agreement is qualified in all respects by reference to the full text of the form of the agreement, which is attached as Annex IV to the Merger Agreement filed as Exhibit 2.1 hereto, and incorporated by reference herein.

Item 8.01	Other Events.

On June 17, 2025, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 16, 2025, by and among Eli Lilly and Company, Ridgeway Acquisition Corporation and Verve Therapeutics, Inc.

2.2	Tender and Support Agreement, dated June 16, 2025, by and among Verve Therapeutics, Inc. and GV 2017, L.P., GV 2019, L.P., and GV 2023, L.P.

2.3	Tender and Support Agreement, dated June 16, 2025, by and between Verve Therapeutics, Inc. and Sekar Kathiresan

2.4	Tender and Support Agreement, dated June 16, 2025, by and between Verve Therapeutics, Inc. and Andrew D. Ashe

99.1	Joint Press Release of Eli Lilly and Company and Verve Therapeutics, Inc., dated June 17, 2025

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

The Offer for the Shares has not yet commenced. This filing is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the Offer materials that Parent and Purchaser will file with the Securities and Exchange Commission upon commencement of the Offer. A solicitation and offer to buy Shares will only be made pursuant to the Offer materials that Parent and Purchaser intend to file with the Securities and Exchange Commission. At the time the Offer is commenced, Parent and Purchaser will file Offer materials on Schedule TO with the Securities and Exchange Commission, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the Securities and Exchange Commission with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND

STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all investors and stockholders of the Company at no expense to them at the Company’s website at www.vervetx.com and (once they become available) will be mailed to the Company’s stockholders free of charge. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference herein. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the Securities and Exchange Commission’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, Parent and the Company file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read any reports, statements or other information filed by Parent and the Company with the Securities and Exchange Commission for free on the Securities and Exchange Commission’s website at www.sec.gov.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the proposed acquisition of the Company by Parent, potential contingent consideration amounts and terms, the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition. All statements, other than statements of historical facts, contained in this communication, including statements regarding the Company’s strategy, future operations, future financial position, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the proposed acquisition of the Company; risks associated with the Company’s limited operating history; the Company’s ability to timely submit and receive approvals of regulatory applications for its product candidates; advance its product candidates in clinical trials; initiate, enroll and complete its ongoing and future clinical trials on the timeline expected or at all; correctly estimate the potential patient population and/or market for the Company’s product candidates; replicate in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials of VERVE-101, VERVE-102, and VERVE-201; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; raise the substantial additional capital needed to achieve its business objectives; filings and approvals relating to the proposed acquisition of the Company; prospective benefits of the proposed acquisition of the Company; the expected timing of the completion of the proposed acquisition of the Company; uncertainties as to the timing of the Offer and the completion of the proposed acquisition of the Company; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the fact that the completion of the proposed acquisition requires antitrust clearance and the satisfaction of other closing conditions not within the Company’s control and which may not be satisfied or waived; the risk that the proposed acquisition is not consummated in a timely manner or at all; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Company’s Common Stock; the effect of the proposed acquisition and the public announcement of the proposed acquisition on the Company’s operations and the Company’s relationships with suppliers, business partners, management and employees; the Company’s ability to attract and retain key personnel or other employees; the risk that the proposed acquisition of the Company may divert management’s attention from ongoing business or delay or prevent the Company from undertaking business opportunities that may arise prior to the completion of the proposed acquisition of the Company or any other action the Company would otherwise take with respect to the operations of the Company; changes in the Company’s business during the period between announcement and closing of the proposed acquisition; any legal proceedings that may be instituted related to the proposed acquisition; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements. For a discussion of other risks and uncertainties, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission and in other filings that the Company makes with the Securities and Exchange Commission in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERVE THERAPEUTICS, INC.

Date: June 17, 2025

	By:	/s/ Allison Dorval
	Name:	Allison Dorval
	Title:	Chief Financial Officer